CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Consumer Portfolio Services, Inc. on Post-Effective Amendment No. 1 to Form S-1 of our report dated March 30, 2011 on the consolidated financial statements of Consumer Portfolio Services, Inc. appearing in the 2010 Form 10-K of Consumer Portfolio Services, Inc., and to the reference to us under the heading “Experts” in the prospectus.

                                                                                                                     /s/Crowe Horwath LLP

Costa Mesa, California
August 19, 2011